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                                                                   Exhibit 23.2




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996 (except for the matters discussed in Note 13 to the consolidated financial statements, as to which the date is March 21, 1996) included in NHP Incorporated's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                               ARTHUR ANDERSEN LLP


September 11, 1996
Washington, D.C.